EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of TurboChef Technologies, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 2004, with respect to the financial statements of Enersyst Development Center, L.L.C. included in TurboChef Technologies, Inc.’s Form 8-K/A No. 1 and No. 2, filed with the Securities and Exchange Commission.

/s/ Whitley Penn

Dallas, Texas
January 17, 2005